Exhibit 99.1

Ispire Technology Inc. Reports First Quarter Fiscal Year 2027 Financial Results

Q1 Revenue of $27.5 Million, Up 3.2% Sequentially

Gross margin recovery and continued reduction in accounts receivable

Sequential improvement in Net loss and Return to Positive Adjusted EBITDA

Advancing Strategic Growth Initiatives, Expanding Global Manufacturing Capabilities and Building a More Diversified Business

LOS ANGELES, Nov. 9, 2026 /PRNewswire/--Ispire Technology Inc. (Nasdaq: ISPR) (“Ispire,” the “Company,” “we,” “us,” or “our”), an innovator in vaping technology and precision dosing, today reported financial results for the first fiscal quarter ended September 30, 2026.

Steven Przybyla, President of Ispire, commented, “Ispire is building the foundation for its next phase of growth, with what we see as a stronger manufacturing platform, expanding customer opportunities and multiple paths to participate in high-growth markets. Our operations in Malaysia, growing Vapor OEM and ODM pipeline, G-Mesh technology, our 40% owned joint venture IKE Tech’s age-gating platform, and nicotine pouch joint venture with Jincheng Pharma represent meaningful opportunities to expand our reach, strengthen our competitive position and diversify our business. We believe these initiatives equip Ispire with the capabilities, technology and global footprint to pursue a larger role in the industry and create significant long-term value for shareholders.

“During the first quarter of fiscal 2027, we continued to make measurable progress in strengthening our operating performance. Revenue increased 3.2% sequentially to $27.5 million, and gross margin recovered to 16.2% from 6.3% in the prior quarter, following the one-time inventory impairments and returns charges recorded in the fourth quarter of fiscal 2026. Sequentially, our GAAP net loss narrowed to $6.4 million from $13.8 million in the fourth quarter of fiscal 2026, and Adjusted EBITDA returned to positive territory at $136,000, improving by $2.4 million from the prior quarter. We also reduced net accounts receivable by approximately 80% from peak levels in fiscal 2025, reflecting collections, allowances for credit losses recorded against outstanding balances and improvements in customer credit standards and payment terms. We believe these results demonstrate continued progress in stabilizing the business, improving operational efficiency and strengthening our financial foundation.

“As we move through fiscal 2027, our focus is on translating these opportunities into commercial execution and sustained financial improvement. Malaysia is in our view a key near-term catalyst as we expand production capabilities, pursue new OEM and ODM relationships and capitalize on growing customer interest in supply-chain diversification. We believe that the Company is close to securing a significant OEM and ODM relationship with a well-known regional brand in Southeast Asia, and hope to update investors on this deal in the coming months. In parallel, we are advancing our nicotine pouch strategy and IKE Tech is further its commercialization efforts, including the planned U.S. pilot of its IKE 2.0 age-gating platform with Charlie’s Holdings. We believe the combination of these initiatives creates meaningful opportunities to expand our market presence and improve our financial performance. Our priorities are to execute with discipline, strengthen our balance sheet and convert our investments into lasting value for shareholders.”

Summary Financial Results for the Three Months Ended September 30, 2026

Revenue was $27.5 million, compared to $30.4 million in the first quarter of fiscal year 2026. The 9.3% decrease was driven primarily by reduced sales in the European market amid an increasingly restrictive regulatory environment for vaping products. Sequentially, revenue increased 3.2% from $26.7 million in the fourth quarter of fiscal 2026.

Gross profit was $4.5 million compared to $5.1 million for the first quarter of fiscal year 2026. Gross margin was 16.2% compared to 17.0% for the year ago period and 6.3% in the prior quarter.

Total operating expenses were $10.6 million, an increase of 35.2%, compared to $7.8 million for the first quarter of fiscal year 2026, driven primarily by non-cash credit loss expenses. Sequentially, operating expenses decreased 30.4% compared to $15.2 million in the fourth quarter. Credit loss expense was $4.8 million, an increase of $3.0 million compared to $1.8 million in the year ago period.

Net loss was $6.4 million, or ($0.11) per share, compared with a net loss of $3.3 million, or ($0.06) per share, in the first quarter of fiscal 2026. The current-quarter net loss includes $4.8 million of credit loss expense.

Cash: At September 30, 2026, the Company held cash of $15.6 million and working capital of $0.4 million, representing a decrease of $3.7 million in cash and a decrease of $0.4 million in working capital from the fiscal year ended June 30, 2026.

Adjusted EBITDA was $136,000, a decrease of $0.5 million, compared to Adjusted EBITDA of $0.6 million in the year ago period. Sequentially, Adjusted EBITDA improved by $2.4 million compared to an Adjusted EBITDA loss of ($2.3) million in the prior quarter. The sequential improvement reflects the recovery in gross margin.

Outlook

The Company continues to focus on achieving cash-flow-positive performance, while making investments in its Malaysia manufacturing facility during fiscal year 2027. Management expects cash flow to improve as the benefits of the Company’s new manufacturing and commercial programs begin to scale.

Webcast and Conference Call

The Company will conduct a conference call at 8 a.m. ET on Monday, November 9, 2026, to discuss the results, followed by a Q&A session.

To listen to the conference call, please dial in using the information below. When prompted upon dialing-in, please ask for the “Ispire Technology Call.”

●	Date: Monday, November 9, 2026

●	Time: 8 a.m. ET

●	Dial-In Numbers: United States and Canada 1-800-715-9871 or International Toll 1-646-307-1963

●	Conference ID / Passcode: 8630253

This conference call will be webcast live and can be accessed by all interested parties at: https://webcast.ir-events.com/x4ABk01m0wM.

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available until 11:59 pm ET on Monday, November 23, 2026. To listen, please dial 1-844-512-2921 or +1-412-317-6671. Use the passcode 8630253 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license more than 400 patents worldwide. Ispire’s branded e-cigarette products are marketed under the Aspire name and are sold worldwide (except in the U.S., People’s Republic of China and Russia) primarily through its global distribution network. The Company also engages in original design manufacture (ODM) relationships with e-cigarette brands and retailers worldwide. The Company’s cannabis products are marketed under the Ispire brand name primarily on an ODM basis to other cannabis vapor companies. Ispire sells its cannabis vaping hardware in the US, Europe and South Africa and it recently commenced marketing activities and customer engagement in Canada and Latin America. For more information visit www.ispiretechnology.com or follow Ispire on Instagram, LinkedIn, Twitter and YouTube.

Non-GAAP Financial Measures

In evaluating its business, the Company uses or may use certain non-GAAP measures as supplemental measures to review and assess its operating and financial performance. These measures are commonly used in the manufacturing industry to provide stockholders and potential investors with additional information that excludes unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of the Company’s ongoing operating results. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools when assessing the Company’s operating and financial performances, and investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U.S. GAAP. The reconciliations to EBITDA and Adjusted EBITDA from relevant GAAP metrics are included at the end of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: whether the Company may be successful in re-entering the U.S. ENDS market; the approval or rejection of any PMTA submitted by the Company; whether the Company will be successful in its plans to further expand into the African market; whether the Company’s joint venture with Touch Point Worldwide Inc. d/b/a/ Berify and Chemular Inc. (the “Joint Venture”) may be successful in achieving its goals as currently contemplated, with different terms, or at all; the Joint Venture’s ability to innovate in the e-cigarette technology space or develop age gating or age verification technologies for nicotine vaping devices; the Company’s ability to collect its accounts receivable in a timely manner; the Company’s business strategies, including the planned expansion of Malaysian manufacturing and entry into the nicotine pouch market; the ability of the Company to market Ispire ONE™ and G-Mesh; G-Mesh and Ispire ONE™’s success in meeting its goals; the ability of its customers to derive the anticipated benefits from G-Mesh or Ispire ONE™ and the success of its products on the markets; Ispire ONE™ proving to be safe; the timing of the Company’s ability to achieve positive cash flow, if at all; whether the Company’s joint venture with Jincheng Pharma may be successful in achieving its goals as currently contemplated, with different terms, or at all; and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Annual Report on Form 10-K for the year ended June 30, 2026 and any subsequent filings which Ispire makes with the SEC. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by applicable law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

HAYDEN IR:

James Carbonara

(646)-755-7412

james@haydenir.com

Brett Maas

(646) 536-7331

brett@haydenir.com

-- Tables Follow –

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In $USD, except share and per share data)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash	$15,636,010	$19,328,650
Restricted cash	50,228	50,228
Accounts receivable, net	13,487,870	19,819,480
Inventories, net	2,592,583	3,126,252
Prepaid expenses and other current assets	1,840,008	2,519,129
Due from a related party	639,784	590,911
Total current assets	34,246,483	45,434,650

Non-current assets:
Property, plant and equipment, net	2,231,365	2,423,509
Intangible assets, net	2,740,200	2,572,060
Right-of-use assets – operating leases	3,150,578	3,028,385
Other investment	2,000,000	2,000,000
Equity method investment	8,350,647	8,611,823
Other non-current assets	-	122,431
Deferred tax assets	104,609	85,713
Total non-current assets	18,577,399	18,843,921
Total assets	$52,823,882	$64,278,571

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$2,611,444	$5,651,330
Accounts payable – related party	23,049,913	29,312,960
Contract liabilities	2,188,615	1,886,012
Contract liabilities – related party	48,154	-
Accrued liabilities and other payables	3,874,084	5,532,103
Borrowing – current portion	518,670	805,361
Operating lease liabilities – current portion	1,534,514	1,443,763
Total current liabilities	33,825,394	44,631,529

Non-current liabilities:
Amount due to a related party	52,000,000	47,000,000
Operating lease liabilities – net of current portion	1,845,549	1,893,249
Total non-current liabilities	53,845,549	48,893,249
Total liabilities	87,670,943	93,524,778

Commitments and contingencies

Stockholders’ deficit:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 57,766,035 and 57,609,396 shares issued and outstanding as of September 30, 2026 and June 30, 2026	5,777	5,760
Treasury stock, at cost	(60,488)	(60,488)
Additional paid-in capital	53,094,072	52,276,766
Accumulated deficit	(87,707,288)	(81,269,311)
Accumulated other comprehensive loss	(179,134)	(198,934)
Total stockholders’ deficit	(34,847,061)	(29,246,207)
Total liabilities and stockholders’ deficit	$52,823,882	$64,278,571

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(In $USD, except share and per share data)

	Three Months Ended September 30,
	2026	2025

Revenue	$27,542,546	$30,350,884
Cost of revenue	23,087,760	25,204,112
Gross profit	4,454,786	5,146,772
Operating expenses:
Sales and marketing expenses	1,000,123	1,564,844
Credit loss expenses	4,752,558	1,764,252
General and administrative expenses	4,851,122	4,512,985
Total operating expenses	10,603,803	7,842,081
Loss from operations	(6,149,017)	(2,695,309)
Other income (expense):
Interest income	84,150	95,472
Interest expense	(62,423)	(112,176)
Exchange gain, net	71,969	9,802
Other expense, net	(46,019)	(70,583)
Total other income (expense)	47,677	(77,485)
Loss before income taxes	(6,101,340)	(2,772,794)
Income taxes	(336,637)	(486,069)
Net loss	$(6,437,977)	$(3,258,863)
Other comprehensive income (loss)
Foreign currency translation adjustments	19,800	(7,892)
Comprehensive loss	(6,418,177)	(3,266,755)
Net loss per share
Basic and diluted	$(0.11)	$(0.06)
Weighted average shares outstanding:
Basic and diluted	57,670,739	57,273,184

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In $USD, except share and per share data)

	Three Months Ended September 30,
	2026	2025

Net loss	$(6,437,977)	$(3,258,863)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	216,811	253,410
Credit loss expenses	4,752,558	1,764,252
Right-of-use assets amortization	279,380	307,740
Stock-based compensation expenses	817,323	938,148
Inventory impairment	418,500	423,457
Loss from equity method investment	262,888	199,279
Debt issuance cost amortization	32,312	32,312
Deferred income taxes	(18,895)	-
Changes in operating assets and liabilities:
Accounts receivable	1,579,052	744,255
Inventories	115,169	62,395
Prepaid expenses and other current assets	493,934	509,535
Accounts payable and accounts payable – related party	(4,302,933)	(496,695)
Contract liabilities	302,603	(1,898,951)
Accrued liabilities and other payables	(125,779)	(576,181)
Operating lease liabilities	(358,522)	(469,556)
Prepaid income tax/income tax payable	356,016	281,856
Advances from a related party	48,154	-
Advances to a related party	(48,873)	-
Net cash used in operating activities	(1,618,279)	(1,183,607)

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,206)	(7,502)
Acquisition of intangible assets	(199,107)	(132,534)
Investment in joint venture	(1,712)	-
Payments of Joint venture investment payable	(1,552,333)	-
Net cash used in investing activities	(1,755,358)	(140,036)

Cash flows from financing activities:
Repayment of borrowing	(319,003)	(319,004)
Net cash used in financing activities	(319,003)	(319,004)

Net decrease in cash and restricted cash	(3,692,640)	(1,642,647)
Cash and restricted cash - beginning of period	19,378,878	24,351,765
Cash and restricted cash – end of period	$15,686,238	$22,709,118

Reconciliation of cash and restricted cash
Cash	$15,636,010	$22,659,118
Restricted cash	50,228	50,000
Total cash and restricted cash	15,686,238	22,709,118

Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	$480,182	$-
Reclassification of accounts receivable – non-current to accounts receivable	$-	$6,934,364
Reclassification of accounts payable – related party to amount due to a related party	$5,000,000	$4,000,000
Unpaid common stock repurchase	$-	$45,001
Supplemental disclosures
Cash paid for income taxes	$-	$-
Cash paid for interest	$62,423	$112,176

Non-GAAP Financial Measures:

The following tables display certain non-GAAP financial measures we believe are helpful in assessing our performance and interpreting our financial results. We believe these non-GAAP financial measures are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measurement. We define Adjusted EBITDA as net loss excluding income tax expense, depreciation and amortization, debt issuance cost amortization, stock-based compensation, credit loss expense, and inventory impairment.

ISPIRE TECHNOLOGY INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (NON-GAAP)

(Unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026
Net loss	$(6,437,977)	$(13,819,287)
Add:
Credit loss expense	4,752,558	9,177,876
Income tax expense	336,637	377,320
Stock-based compensation	817,323	735,740
Prepaid inventory impairment	–	539,497
Inventory impairment	418,500	431,902
Depreciation and amortization	216,811	253,101
Amortization of debt issuance costs	32,312	32,313
Adjusted EBITDA (Non-GAAP)	$136,164	$(2,271,538)

ISPIRE TECHNOLOGY INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (NON-GAAP)

(Unaudited)

	Three Months Ended September 30,
	2026	2025
Net loss	$(6,437,977)	$(3,258,863)
Add:
Credit loss expense	4,752,558	1,764,252
Income tax expense	336,637	486,069
Stock-based compensation	817,323	938,148
Inventory impairment	418,500	423,457
Depreciation and amortization	216,811	253,410
Amortization of debt issuance costs	32,312	32,312
Adjusted EBITDA (Non-GAAP)	$136,164	$638,785